Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 24th day of August, 2025, by and among DeFi Development Corp., a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber” or “you”).

WHEREAS, Subscriber desires to subscribe for and purchase from the Issuer that (i) number of shares of the Issuer’s common stock, par value $0.00001 per share (the “common stock”) set forth on the signature page hereto (the “Placement Shares”) for a purchase price of $12.50 per share, for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Placement Share Purchase Price”), and (ii) the number of pre-funded warrants of the Issuer to purchase common stock (the “Warrant Shares”) in the form attached hereto as Exhibit A (“Pre-Funded Warrants”) set forth on the signature page hereto (the “Placement Pre-Funded Warrants” and together with the Placement Shares, the “Placement Securities”) for the aggregate purchase price set forth on Subscriber’s signature page hereto (the “Placement Pre-Funded Warrant Purchase Price” and together with the Placement Share Purchase Price, the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Placement Securities in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (as described in Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer on the date hereof (the “Other Subscription Agreements”), pursuant to which such investors have agreed to purchase common stock and pre-funded warrants on the Closing Date at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 4,187,953 shares of common stock and 5,812,089 Pre-Funded Warrants;

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.
For ease of administration, this single Subscription Agreement is being executed so as to enable each Subscriber identified on the signature page to enter into a Subscription Agreement, severally, but not jointly. The parties agree that (i) the Subscription Agreement shall be treated as if it were a separate agreement with respect to each Subscriber listed on the signature page, as if each Subscriber entity had executed a separate Subscription Agreement naming only itself as Subscriber, and (ii) no Subscriber listed on the signature page shall have any liability under the Subscription Agreement for the obligations of any other Subscriber so listed.
2.
Subject to the terms and conditions hereof, at the Closing, Subscriber hereby agrees to subscribe for and purchase, and the Issuer hereby agrees that it will issue and sell to Subscriber, upon the payment of the Purchase Price, the Placement Securities (such subscription and issuance, the “Subscription”).
2.1
Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Placement Securities to Subscriber and to enter into this Subscription Agreement, Subscriber hereby represents and warrants to the Issuer and the Placement Agent (as defined herein) and acknowledges and agrees with the Issuer and the Placement Agent as follows:

2.1.1
Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.
2.1.2
This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.
2.1.3
The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber or any of its subsidiaries is a party or by which Subscriber or any of its subsidiaries is bound or to which any of the property or assets of Subscriber or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its subsidiaries or any of their respective properties that would reasonably be expected to have a Subscriber Material Adverse Effect.
2.1.4
Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) satisfying the applicable requirements set forth on Schedule I or otherwise reasonably acceptable to the Issuer, (ii) is acquiring the Placement Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Placement Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account and (iii) is not acquiring the Placement Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act . Subscriber is not an entity formed for the specific purpose of acquiring the Placement Securities. Subscriber understands that the offering of the Placement Securities hereunder (the “offering”) meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).
2.1.5
Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Placement Securities. Accordingly, Subscriber understands that the offering meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

2.1.6
Subscriber understands that the Placement Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Placement Securities have not been registered under the Securities Act. Subscriber understands that the Placement Securities may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates representing the Placement Securities shall contain a legend to such effect. Subscriber acknowledges and agrees that the Placement Securities will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act. Subscriber understands and agrees that the Placement Securities will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Placement Securities and may be required to bear the financial risk of an investment in the Placement Securities for an indefinite period of time. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Placement Securities.
2.1.7
Subscriber understands and agrees that Subscriber is purchasing the Placement Securities directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuer, the Placement Agent or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by the Placement Agent or any of its affiliates or any of its or their control persons, officers, directors and employees, in making its investment or decision to invest in the Issuer.
2.1.8
Subscriber represents and warrants that its acquisition and holding of the Placement Securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable similar law.
2.1.9
No disclosure or offering document has been prepared in connection with the offer and sale of the Placement Securities by any of Cantor Fitzgerald & Co. or its respective affiliates (the “Placement Agent”). In making its decision to purchase the Placement Securities, Subscriber represents that it has relied solely upon the representations, warranties and covenants set forth in this Subscription Agreement and the independent investigation made by Subscriber. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by the Placement Agent concerning the Issuer or the offer and sale of the Placement Securities, and acknowledges and agrees that the Placement Agent has not provided Subscriber with any information, recommendation or advice with respect to the Placement Securities nor is such information, recommendation or advice necessary or desired. The Placement Agent has not made or does not make any representation as to the Issuer or the quality of the Placement Securities and the Placement Agent may have acquired non-public information with respect to the Issuer which Subscriber agrees need not be provided to it. Subscriber acknowledges and agrees that Subscriber had access to, and an adequate opportunity to review, financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Placement Securities. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Placement Securities. Subscriber has made its own assessment and has satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Placement Securities.
2.1.10
Subscriber became aware of this offering of the Placement Securities solely by means of direct contact between Subscriber and the Issuer or its representative (including the Placement Agent) and Subscriber had a prior pre-existing relationship with the Issuer or the Placement Agent under the U.S. securities laws interpretations. Subscriber did not become aware of this offering of the Placement Securities, nor were the Placement Securities offered to Subscriber, by any other means. Subscriber acknowledges that the Issuer represents and warrants that the Placement Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
2.1.11
Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Placement Securities, including those set forth in the SEC Documents (as defined below) and the investor presentation provided by the Issuer. Subscriber is able to fend for itself in the transactions contemplated herein, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Placement Securities, and has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision.
2.1.12
Without limiting the representations, warranties and covenants set forth in this Subscription Agreement, alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Placement Securities and determined that the Placement Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Issuer. Subscriber acknowledges specifically that a possibility of total loss exists.
2.1.13
Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Placement Securities or made any findings or determination as to the fairness of an investment in the Placement Securities.
2.1.14
Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”). Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided, that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Placement Securities were legally derived.
2.1.15
If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that none of the Issuer, its affiliates or the Placement Agent (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Placement Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Placement Securities.
2.1.16
Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber, or a “group” comprised solely of Subscriber and its affiliates, with the Commission with respect to the beneficial ownership of the Issuer’s common stock, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).
2.1.17
No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Issuer as a result of the purchase and sale of the Placement Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and Subscriber will not have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Placement Securities hereunder.
2.1.18
Subscriber has, and on each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1. Subscriber is an entity having total liquid assets and net assets in excess of the Purchase Price as of the date hereof and as of each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 and was not formed for the purpose of acquiring the Placement Securities.
2.1.19
No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability for the Issuer.
2.1.20
Subscriber acknowledges that (i) the Issuer and the Placement Agent later may come into possession of, information regarding the Issuer that is not known to Subscriber and that may be material to a decision to enter into this transaction to purchase the Placement Securities

(“Excluded Information”), (ii) Subscriber has determined to enter into this transaction to purchase the Placement Securities notwithstanding its lack of knowledge of the Excluded Information, and (iii) neither the Issuer nor the Placement Agent shall have liability to Subscriber, and Subscriber hereby, to the extent permitted by law, waives and releases any claims it may have against the Issuer or any Placement Agent with respect to the non-disclosure of the Excluded Information.
2.1.21
Subscriber acknowledges that the Placement Agent and its members, directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Issuer or the Placement Securities or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Issuer. In connection with the issue and purchase of the Placement Securities, the Placement Agent is acting as the Issuer’s placement agent in connection with the transactions contemplated by this Subscription Agreement and has not acted as Subscriber’s financial advisor or fiduciary.
2.1.22
Subscriber acknowledges and agrees that, pursuant to the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), the Issuer may not issue shares of its common stock (or securities convertible into or exercisable for shares of common stock) in connection with the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements in an amount that, when aggregated with all other shares of common stock (or securities convertible into or exercisable for shares of common stock) issued or issuable in connection with the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements (and any other transactions that may be aggregated with the transactions contemplated hereby under Nasdaq rules), would exceed 19.9% of the total number of shares of common stock outstanding immediately prior to the execution of this Subscription Agreement, unless and until the Issuer obtains the approval of its stockholders as required by the applicable rules of Nasdaq.
2.2
Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Placement Securities, the Issuer hereby represents and warrants to Subscriber and the Placement Agent and agrees with Subscriber and the Placement Agent as follows:
2.2.1
The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.
2.2.2
The Placement Securities have been duly authorized and, when issued and delivered to Subscriber against full payment for the Placement Securities in accordance with the terms of this Subscription Agreement and registered with the Issuer’s transfer agent, the Placement Securities will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation, bylaws, under the laws of Delaware or otherwise. When issued upon exercise of the Placement Pre-Funded Warrants in accordance with the terms thereof, including payment of any exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Issuer’s amended and restated certificate of incorporation, bylaws, under the laws of Delaware or otherwise.
2.2.3
This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber, is the valid and binding obligation of the Issuer, is enforceable against the Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.
2.2.4
The Issuer is classified as a Subchapter C corporation for U.S. federal income tax purposes.
2.2.5
The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), issuance and sale of the Placement Securities and the consummation of the certain other transactions contemplated herein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer or its subsidiaries, individually or taken as a whole, or materially and adversely affects the validity or enforceability of the Placement Securities or the ability or legal authority of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of their respective properties that would reasonably be expected to have an Issuer Material Adverse Effect.
2.2.6
Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Placement Securities under the Securities Act.
2.2.7
Neither the Issuer nor any person acting on its behalf has offered any of the Placement Securities in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
2.2.8
Concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of 4,187,953 shares of common stock for an aggregate purchase price of $52,349,412.50, and 5,812,089 Pre-Funded Warrants for an aggregate purchase price of $72,650,531.29 (including the Placement Securities purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber (other than Subscribers in connection with the Other Subscription Agreements) (collectively, the “PIPE Agreements”) which include terms and conditions that are materially more advantageous to any such Other Holder (as compared to Subscriber) other than such PIPE Agreements containing any of the following: (i) any rights or benefits granted to an Other Subscriber in connection with such Other Subscriber’s compliance with any law, regulation or policy specifically applicable to such Other Subscriber or in connection with the taxable status of an Other Subscriber, (ii) any rights or benefits which are personal to an Other Subscriber based solely on its place of organization or headquarters, organizational form of, or other particular restrictions applicable to, such Other Subscriber, (iii) any rights with respect to the confidentiality or disclosure of an Other Subscriber’s identity, or (iv) any rights or benefits granted to the Issuer or any of its affiliates or any of its partners, members, shareholders, employees or agents.
2.2.9
The capitalization of the Issuer at the date of the most recent balance sheet of the Issuer is included in or incorporated by reference into the SEC Documents (as defined below). The Issuer has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than (i) pursuant to the exercise of employee stock options and upon vesting of other awards under the Issuer’s equity incentive plans; (ii) pursuant to the Share Purchase Agreement, dated June 11, 2025, by and among the Issuer, RK Capital Management LLC, North Commerce Parkway Capital LP and TQ Master Fund LP (the “Equity Line of Credit”); or (iii) the issuance of shares of common stock to employees pursuant to the Issuer’s employee stock purchase plans and pursuant to the conversion and/or exercise of securities of the Issuer which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (“Common Stock Equivalents”), outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Subscription. Except as otherwise disclosed in the SEC Documents and other than securities issued pursuant to the Issuer’s equity incentive plans, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of common stock, or contracts, commitments, understandings or arrangements by which the Issuer is or may become bound to issue additional shares of common stock or Common Stock Equivalents. The issuance and sale of the Placement Securities will not obligate the Issuer to issue shares of common stock or other securities to any person. All of the outstanding shares of capital stock of the Issuer are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder or, except as otherwise provided herein, the Board is required for the issuance and sale, of the Placement Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Issuer’s capital stock to which the Issuer is a party or, to the knowledge of the Issuer, between or among any of the Issuer’s stockholders.
2.2.10
Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Placement Securities by the Issuer to Subscriber. The issuance and sale of the Placement Securities does not contravene the rules and regulations of Nasdaq.
2.2.11
The Issuer has made available to Subscriber (including via the Securities and Exchange Commission’s (the “Commission”) EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”). As of their respective date, all SEC Documents complied in all material respects with the requirements of the Securities Act and Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission for the twelve months preceding the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents.
2.2.12
There are no pending or, to the knowledge of the Issuer, threatened, actions, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment or any open injunction binding upon the Issuer which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.
2.2.13
The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement, including the issuance of the Placement Securities pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) those required by Nasdaq, including with respect to obtaining approval of the Issuer’s stockholders (“Stockholder Approval”), and (iv) the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.
2.2.14
To the knowledge of the Issuer, the Issuer is not in violation of, has not violated, and is not under investigation with respect to any violation or alleged violation of, any law, or judgment, order or decree entered by any court, arbitrator or authority, domestic or foreign, nor is there any basis for any such charge, except where such violation or alleged violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. As of the date hereof, the Issuer has not received any written communication from a governmental authority that alleges that the Issuer is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. There is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Issuer, threatened against the Issuer, or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against either of them, except in each case as would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.
2.2.15
No broker, finder or other financial consultant has acted on behalf of Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.
2.2.16
The common stock of the Issuer is registered pursuant to Section 12(b) of the Exchange Act, and listed for trading on the Nasdaq Capital Market. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Issuer, threatened against the Issuer by the Nasdaq Capital Market or the Commission with respect to any intention by such entity to deregister the common stock or prohibit or terminate the listing of the common stock on the Nasdaq. The Issuer has taken no action that is designed to terminate the registration of the common stock under the Exchange Act. The Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The common stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.
2.2.17
The Issuer has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of any of the Placement Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Placement Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Issuer, other than, in the case of clauses (ii) and (iii), compensation paid to the Placement Agent in connection with the placement of the Placement Securities.
2.2.18
There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Placement Securities or (ii) the common stock and Pre-Funded Warrants to be issued pursuant to any Other Subscription Agreement, in each case, that have not been or will not be validly waived on or prior to the Closing Date.
2.2.19
The Issuer is not, and has not been during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
2.2.20
The Issuer is (i) not a person of a country of concern, as such term is defined in 31 C.F.R. § 850.221 (a “Covered Person”), (ii) does not directly or indirectly hold, and will not hold at or immediately after the Closing, a board seat on, a voting or equity interest in, or any contractual power to direct or cause the direction of the management or policies of, any Covered Person, or (iii) is not engaged, does not have plans to engage, and will not be engaged at or immediately after the Closing, directly or indirectly, in a “covered activity,” as such term is defined in 31 C.F.R. § 850.208.
2.2.21
The Issuer is not, and is not an affiliate of, and immediately after giving effect to the offering and sale of the issuance of (i) the Placement Securities or (ii) the common stock and Pre-Funded Warrants to be issued pursuant to any Other Subscription Agreement, and, in each case, the application of the proceeds thereof, an “investment company” within the meaning of the United States Investment Company Act of 1940, as amended. The Issuer currently intends to conduct its business in a manner so that it will not become subject to registration under the United States Investment Company Act of 1940, as amended.
2.2.22
Since the date of the latest audited financial statements included within the SEC Reports (i) there has been no event, occurrence or development that has had or that would reasonably be expected to result in an Issuer Material Adverse Effect, (ii) the Issuer has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Issuer’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Issuer has not altered its method of accounting, (iv) the Issuer has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Issuer has not issued any equity securities to any officer, director or affiliate, except pursuant to existing stock option plans and stock purchase plans. The Issuer does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Placement Securities contemplated by this Subscription Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Issuer or its subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Issuer under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one trading day prior to the date that this representation is made.
2.2.23
 With respect to the Placement Securities to be offered and sold pursuant to this Subscription Agreement in reliance on Rule 506 under the Securities Act (the “Covered Securities”), none of the Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Issuer participating in the offering hereunder, any beneficial owner of 20% or more of the Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Issuer in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event, and the Issuer shall provide prompt written notice to the Placement Agent of any Disqualification Event relating to any Issuer Covered Person, or any event that would, with the passage of time, become such a Disqualification Event, prior to both the execution and delivery of the this Subscription Agreement with respect to Covered Securities and prior to the Closing. The Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Investors and the Placement Agent a copy of any disclosures provided thereunder.
2.2.24
The Issuer and its subsidiaries deposit substantially all of their crypto assets in digital wallets held or operated by the Issuer or its subsidiaries (the “Wallets”). The Issuer and its subsidiaries have taken commercially reasonable steps to protect the Wallets and crypto assets, including by adopting security protocols to prevent, detect and mitigate inappropriate or unauthorized access to the Wallets and crypto assets.
2.2.25
The Issuer and its subsidiaries own and have the exclusive ability to control, including by use of “private keys” or other equivalent means or through custody arrangements or other equivalent means, all of the crypto-currencies, blockchain-based tokens, and other blockchain asset equivalents applicable to the business of the Issuer and its subsidiaries (collectively, the “Digital Assets”). Except for pledging of certain Digital Assets of the Issuer and its subsidiaries as collateral for loans or borrowing, the Digital Assets owned by the Issuer and its subsidiaries are free and clear of all encumbrances. Neither the Issuer nor any of its subsidiaries have taken any actions where any of them owns a substantial portion of all outstanding tokens in the then existing issued and circulating supply of such tokens on a blockchain to effectuate change through the governance process of that relevant blockchain that could reasonably foreseeably disrupt the continued existence, validity, legality, governance or public availability of the relevant blockchains.

3.
Settlement Date and Delivery.
3.1
Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur substantially concurrently with the closing of the Other Subscription Agreements on August 28, 2025 (such date, the “Closing Date”). On or prior to 2:00 p.m. New York City time on August 27, 2025 (the “Escrow Payment Deadline”), Subscriber will pay its total Purchase Price by wire transfer of immediately available funds in accordance with wire instructions provided by the Issuer to Subscriber at least two (2) Business Days prior to the Escrow Payment Deadline. At the Closing, upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, the Issuer shall deliver to Subscriber the Placement Shares in book entry or certificated form (at Subscriber’s election) and the Placement Pre-Funded Warrants in certificated form, each in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. In the event that the Closing has not occurred within five (5) Business Days after the expected Closing Date, unless otherwise agreed by the Issuer and Subscriber, the Issuer shall, promptly (but no later than one Business Day thereafter) return the previously wired Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by Subscriber; provided that, unless this Subscription Agreement has been terminated pursuant to Section 5, such return of funds shall not terminate this Subscription Agreement or relieve such Subscriber of its obligation to purchase, or the Issuer of its obligation to issue and sell, the Securities at the Closing.
3.2
Conditions to Closing of the Issuer. The Issuer’s obligations to sell and issue the Placement Securities at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the Closing Date, of each of the following conditions:
3.2.1
Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.
3.2.2
Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Closing.
3.2.3
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.
3.2.4
[Reserved.]
3.3
Conditions to Closing of Subscriber. Subscriber’s obligation to purchase the Placement Securities at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:
3.3.1
Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality, Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.
3.3.2
Compliance with Covenants. The Issuer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by the Issuer at or prior to the Closing.
3.3.3
Wire Instructions. The Issuer shall have provided Subscriber with the Issuer’s wire instructions at least two (2) Business Days prior to the Escrow Payment Deadline, on Issuer letterhead and executed by the Chief Executive Officer or Chief Financial Officer;
3.3.4
Nasdaq. The Issuer shall have filed with Nasdaq a Listing of Additional Shares notice form for the listing of the Placement Shares and the Warrant Shares and shall not have received any objection to such notice from Nasdaq.
3.3.5
Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the transactions contemplated by this Subscription Agreement.
3.3.6
Amendments to Other Subscription Agreements. No Other Subscription Agreement (or other agreements or understandings (including side letters)) shall have been amended, modified or waived in any manner that benefits any Other Subscriber unless Subscriber shall have been offered in writing the same benefits (other than terms particular to the legal or regulatory requirements of such Other Subscriber or its affiliates or related persons).
3.3.7
MAE. There shall have been no Issuer Material Adverse Effect since the date of the Subscription Agreement.
3.3.8
Trading Market. From the date hereof to the Closing Date, trading in the common stock shall not have been suspended by the Commission or Nasdaq, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities generally whose trades are reported by such service, or on any of NYSE America, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (each, a “Trading Market”), nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Subscriber, makes it impracticable or inadvisable to purchase the Shares at the Closing.
3.3.9
Opinion. Counsel to the Issuer shall have delivered to the Subscriber, addressed to the Subscriber and in form and substance reasonably acceptable to the Subscriber, a legal opinion in customary form.
3.3.10
Stockholder Approval. The Stockholder Approval has been obtained, and the effectiveness of such Stockholder Approval is subject only to the procedures set forth in Section 3.4 hereof.
3.3.11
Minimum Shares. After giving effect to the issuance of the Placement Securities and the issuance of the common stock to be issued in the Other Subscription Agreements and pursuant to the consummation of the Transactions, on the Closing Date, no fewer than 25,233,002 shares of common stock will have been issued and outstanding, and all such issued and outstanding shares of common stock shall have been issued prior to or contemporaneously with the issuance of the Placement Securities to Subscriber.
3.4
Stockholder Approval. If required by applicable listing rules of the Nasdaq, the Issuer will use its best efforts to file a preliminary Information Statement on Schedule 14C with the SEC within five (5) Business Days of the day of this Subscription Agreement, followed by a Definitive Information Statement on Schedule 14C as soon as permissible under the Exchange Act. The Issuer shall mail the information statements to its shareholders on such dates on which they are filed with the Commission. The date that is twenty-one (21) days following the date on which the Definitive Information Statement on Schedule 14C is filed with the Commission in accordance with this Section 3.4 shall be the “Stockholder Approval Effectiveness Date.” The Issuer shall promptly notify Subscriber of the Stockholder Approval Effectiveness Date. In the event that the Stockholder Approval Effectiveness Date has not occurred by December 31, 2025, Subscriber shall have the right, exercisable for a period of fifteen (15) days to require the Issuer to (i) redeem the Pre-Funded Warrants purchased by Subscriber pursuant to this Subscription Agreement at a per Pre-Funded Warrant redemption price equal to the Placement Pre-Funded Warrant Purchase Price and (ii) pay the amount of any unpaid liquidated damages owed (if any) to Subscriber pursuant to the terms of the Pre-Funded Warrants and this Subscription Agreement (as applicable).
3.5
Additional Securities. The Issuer agrees that, without the prior written consent of Subscribers representing two thirds in interest of the Placement Shares, it will not, and will not publicly disclose an intention to, during the period commencing on the Effectiveness Date (defined below) of the Registration Statement and ending 15 days after the Effectiveness Date (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, or any securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) file any registration statement with the Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock. The foregoing sentence shall not apply to (A) the issuance of securities offered or sold prior to the Restricted Period, including the issuance of the Securities under this Agreement or the issuance of any Warrant Shares upon conversion thereof; (B) the issuance by the Issuer of any shares of common stock upon the exercise of an option or warrant, the settlement of restricted stock units or the conversion of a security outstanding on or prior to the Effectiveness Date or granted pursuant to the terms of an equity compensation plan (the terms of which have not been amended to lower the applicable exercise or conversion price or extend the applicable term on or after the date of this Subscription Agreement); (C) grants of stock options, stock awards, restricted stock awards, restricted stock units or other equity awards and the issuance of common stock or securities convertible into or exercisable for common stock (whether upon the exercise of stock options or otherwise) to employees, officers, directors, advisors, or consultants of the Issuer pursuant to the terms of an equity compensation plan; (D) the facilitation by the Issuer of sales of shares of common stock by executive officers and directors of the Issuer in respect of the payment of taxes due as the result of the vesting and settlement of restricted stock units or other compensation awards, including the filing of any registration statement with the Commission on Form S-8; (E) the offer or issuance or agreement to issue common stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive common stock in connection with an acquisition, merger, joint venture, strategic alliance, commercial or other collaborative relationship; (G) the offer or issuance or agreement to issue common stock or securities convertible into common stock in a private placement transaction or pursuant to the Equity Line of Credit if the consideration payable for such securities is at least equal to or greater than $15.33 per share.
3.6
Use of Proceeds. The Company shall use the net proceeds from the sale of the Placement Securities hereunder to fund the acquisition of SOL and the Company’s digital asset treasury strategy operations, as well as for working capital, general corporate purposes and to pay all transaction fees and expenses related thereto. The Company shall not use such proceeds: (a) for the redemption of any Common Stock or Common Stock Equivalents, (b) for the settlement of any outstanding litigation or (c) in violation of FCPA or OFAC regulations.
4.
Registration Statement.
4.1
The Issuer agrees that, within 7 Business Days after the Closing Date (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement for a shelf registration on Form S-3 or Form S-1 (or a prospectus supplement pursuant to an existing registration statement on such forms) (such registration statement or prospectus supplement, the “Registration Statement”) registering the resale of the Placement Shares and Warrant Shares that are eligible for registration (determined as of two Business Days prior to such filing) (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 45th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 10th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities (which shall be limited to non-underwritten public offerings) to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder. The Issuer will provide a draft of the Registration Statement to Subscriber at least 2 Business Days in advance of the date of filing the Registration Statement with the Commission; provided that the Issuer shall redact any sections of such documents that may contain material non-public information unless the Subscriber consents in writing to receive such information and agrees to hold it in confidence. Subject to the terms of this Subscription Agreement, the Issuer shall use its reasonable best efforts to cause a Registration Statement filed under this Subscription Agreement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event no later than the applicable Effectiveness Date, and shall use its reasonable best efforts to keep such Registration Statement continuously effective under the Securities Act until the date that all Placement Securities covered by such Registration Statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Issuer to be in compliance with the current public information requirement under Rule 144 (assuming the Subscriber is not then an affiliate of the Issuer), as determined by the counsel to the Issuer pursuant to a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Subscribers (the “Effectiveness Period”). For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Placement Shares and Warrant Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Placement Shares and Warrant Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the Commission. In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders. Unless required under applicable laws and Commission rules, in no event shall Subscriber be identified as a statutory underwriter in the Registration Statement; provided, that if Subscriber is required to be so identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw its Registrable Securities from the Registration Statement. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close. All fees and expenses incident to the performance of, or compliance with, this Subscription Agreement by the Issuer shall be borne by the Issuer whether or not any Registrable Securities are sold pursuant to a Registration Statement.
4.2
In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Issuer shall:
4.2.1
except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three years from the date of effectiveness of the Registration Statement;
4.2.2
advise Subscriber as promptly as possible:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) after it shall have received notice or obtained knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness the Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in the Registration Statement or any prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, non-public information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, non-public information regarding the Issuer;

4.2.3
use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as reasonably practicable;
4.2.4
upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of the Registration Statement, use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to the Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
4.2.5
use its commercially reasonable efforts to cause all Shares to be listed on each securities exchange or market, if any, on which the Issuer’s common stock is then listed;
4.2.6
to the extent Form S-3 is not available for the registration of the resale of Registrable Securities, the Issuer shall register such Registrable Securities for resale on Form S-3 promptly after the use of such form becomes available and use its reasonable best efforts to have such registration statement declared effective by the Commission; and
4.2.7
If requested by Subscriber, cooperate with Subscriber to facilitate the timely preparation and delivery of certificates or book entry statements representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates or book entry statements, as applicable, shall be free, to the extent permitted by this Subscription

Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Subscriber may request.
4.3
Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement on more than two occasions or for more than thirty (30) consecutive calendar days, or more than sixty (60) total calendar days, in each case during any twelve-month period (an “Allowed Delay”). Upon receipt of any written notice from the Issuer of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Placement Shares and Warrant Shares under the Registration Statement until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Placement Shares and Warrant Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Placement Shares and Warrant Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.
4.4
Indemnification.
4.4.1
Indemnification by the Issuer. The Issuer shall, notwithstanding any termination of this Subscription Agreement, indemnify and hold harmless each Subscriber, the officers, directors, members, partners, agents and employees, brokers (including brokers who offer and sell Placement Securities as principal as a result of a pledge or any failure to perform under a margin call of common stock), investment advisors and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each person who controls any such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other persons with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Issuer of the Securities Act, the Exchange Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Subscription Agreement, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Subscriber furnished in writing to the Issuer by such Subscriber expressly for use therein, or to the extent that such information relates to such Subscriber or such Subscriber’s proposed method of distribution of Placement Securities and was reviewed and expressly approved in writing by such Subscriber expressly for use in a Registration Statement, such prospectus or in any amendment or supplement thereto or (ii) in the case of an occurrence of an event of the type specified in Section 4.2.2(b)-(d), the use by such Subscriber of an outdated, defective or otherwise unavailable prospectus after the Issuer has notified such Subscriber in writing that the prospectus is outdated, defective or otherwise unavailable for use by such Subscriber and prior to the receipt by such Subscriber of the Advice contemplated in Section 10.3. The Issuer shall notify the Subscribers promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Subscription Agreement of which the Issuer is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified person and shall survive the transfer of any Placement Securities by any of the Subscribers in accordance with Section 7.5.
4.4.2
Indemnification by Subscribers. Each Subscriber shall, severally and not jointly, indemnify and hold harmless the Issuer, its directors, officers, agents and employees, each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based solely upon: any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission is contained in any information so furnished in writing by such Subscriber to the Issuer expressly for inclusion in such Registration Statement or such prospectus or (ii) to the extent, but only to the extent, that such information relates to such Subscriber’s information provided in the selling shareholders questionnaire or the proposed method of distribution of Placement Securities and was reviewed and expressly approved in writing by such Subscriber expressly for use in a Registration Statement, such prospectus or in any amendment or supplement thereto. In no event shall the liability of a selling Subscriber be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Subscriber in connection with any claim relating to this Section 4.4 and the amount of any damages such Subscriber has otherwise been required to pay by reason of such untrue statement or omission) received by such Subscriber upon the sale of the Placement Securities included in the Registration Statement giving rise to such indemnification obligation.
4.4.3
Conduct of Indemnification Proceedings. If any proceeding shall be brought or asserted against any person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof, provided that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Subscription Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses, (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and counsel to the Indemnified Party shall reasonably believe that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of no more than one separate counsel shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

Subject to the terms of this Subscription Agreement, all reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 4.4) shall be paid to the Indemnified Party, as incurred, within ten Business Days of written notice thereof to the Indemnifying Party, provided that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) not to be entitled to indemnification hereunder.

4.4.4
Contribution. If the indemnification under Section 4.1.1 or 4.4.2 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Subscription Agreement, any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 4.4 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.4 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. In no event shall the contribution obligation of a Subscriber of Placement Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Subscriber in connection with any claim relating to this Section 4.4 and the amount of any damages such Subscriber has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Placement Securities giving rise to such contribution obligation.

The indemnity and contribution agreements contained in this Section 4.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

4.5
Liquidated Damages.
4.5.1
If a Registration Statement covering the Placement Securities is not filed with the Commission on or prior to the Filing Date, the Issuer will make pro rata payments to each Subscriber then holding Placement Securities, as liquidated damages and not as a penalty (the “Registration Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Subscriber for the initial day of failure to file such Registration Statement by the Filing Date and for each subsequent 30-day period (pro rata for any portion thereof) thereafter for which no such Registration Statement is filed with respect to the Placement Securities. Such payments shall be made to each Subscriber then holding Placement Securities in cash no later than ten (10) business days after the end of the date of the initial failure to file such Registration Statement by the Filing Date and each subsequent 30-day period (pro rata for any portion thereof) until such Registration Statement is filed with respect to the Placement Securities. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.
4.5.2
If (A) a Registration Statement covering the Placement Securities is not automatically effective upon filing with the Commission or not declared effective by the Commission prior to the Effectiveness Date, or (B) after a Registration Statement has been declared effective by the Commission or otherwise becomes effective, sales cannot be made pursuant to such Registration Statement for any reason (including, without limitation, by reason of a stop order or the Issuer’s failure to update such Registration Statement), but excluding any Allowed Delay or the inability of any Subscriber to sell the Placement Securities covered thereby due to market conditions (each of (A) and (B), a “Maintenance Failure”), then the Issuer will make pro rata payments to each Subscriber then holding Placement Securities, as liquidated damages and not as a penalty (the “Effectiveness Liquidated Damages” and together with the Registration Liquidated

Damages, the “Liquidated Damages”), in an amount equal to one percent (1.0%) of the aggregate amount invested by such Subscriber for the Placement Securities then held by such Subscriber for the initial day of a Maintenance Failure and for each 30-day period (pro rata for any portion thereof) thereafter until the Maintenance Failure is cured (each, a “Blackout Period”). The Effectiveness Liquidated Damages shall be paid monthly within ten (10) business days of the end of the date of such Maintenance Failure and each subsequent 30-day period (pro rata for any portion thereof). Such payments shall be made to each Subscriber then holding Placement Securities in cash. Interest shall accrue at the rate of one percent (1.0%) per month on any such liquidated damages payments that shall not be paid by the applicable payment date until such amount is paid in full.
4.5.3
Notwithstanding the above, in no event shall the aggregate amount of liquidated damages (or interest thereon) paid under this Section 4.5 to Subscriber exceed, in the aggregate, five percent (5.0)% of the aggregate purchase price of the Shares purchased by such Subscriber under this Subscription Agreement. Notwithstanding anything in this Section 4 to the contrary, during any periods that the Issuer is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities because any Subscriber fails to furnish information required to be provided pursuant to Section 4.1 within three (3) Business Days of the Issuer’s request, any liquidated damages that would otherwise accrue as to such Subscriber only shall be tolled until such information is delivered to the Issuer.
4.5.4
The Issuer’s obligations to pay any partial liquidated damages or other amounts owing hereunder is a continuing obligation of the Issuer and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.
5.
Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (i) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement and (ii) in the event that the Closing has not occurred within five (5) Business Days after the expected Closing Date; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach.
6.
Equal Treatment of Subscriber. No consideration (including any modification of this Subscription Agreement or the Placement Securities) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Subscription Agreement, the Other Subscription Agreements or the Placement Securities unless the same consideration is also offered to all of the parties to this Subscription Agreement and the Other Subscription Agreements. For clarification purposes, this provision constitutes a separate right granted to Subscriber and each Other Subscriber by the Issuer and negotiated separately by Subscriber and each Other Subscriber, and is intended for the Issuer to treat Subscriber and each Other Subscriber as a class and shall not in any way be construed as Subscriber and each Other Subscriber acting in concert or as a group with respect to the purchase, disposition or voting of Placement Securities or otherwise. For the avoidance of doubt, the two immediately preceding sentences shall not restrict the ability of the Issuer to issue primary capital on market terms after the date hereof in their sole discretion.
7.
Miscellaneous.

7.1
Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.
7.1.1
Subscriber acknowledges that the Issuer and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Issuer and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects. Prior to the Closing, the Issuer agrees to promptly notify Subscriber and the Placement Agent if any of the acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.
7.1.2
Each of the Issuer, Subscriber and the Placement Agent is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
7.1.3
The Issuer may request from Subscriber such additional information as the Issuer may deem necessary to evaluate the eligibility of Subscriber to acquire the Placement Securities, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber; provided that the Issuer agrees to keep any such information confidential except to the extent required to be disclosed by applicable law.
7.1.4
Each of Subscriber, the Issuer shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.
7.1.5
Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein no later than immediately prior to the consummation of the Transactions.
7.2
Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:
(i)
if to Subscriber, to such address or addresses set forth on the signature page hereto;
(ii)
if to the Issuer, to:

DeFi Development Corp.
6401 Congress Avenue, Suite 250
Boca Raton, Florida 33487
Attention: Joseph Onorati
Email:

with required copies (which copies shall not constitute notice) to:

Perkins Coie LLP
1301 Second Avenue, Suite 4200
Seattle, Washington 98101
Attention: Allison Handy
Emails:

7.3
Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof. The parties hereto agree that the Placement Agent is an express third-party beneficiary of the representations, warranties and covenants of Section 2, and its express rights set forth in this Section 7.3 and Section 7.4.
7.4
Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by each of (x) the Issuer and (y) the Subscriber. Section 2, Section 7.3, this Section 7.4 and any other section that references that Placement Agent may not be amended, modified, terminated or waived in any manner that is material and adverse to the Placement Agent in its role as Placement Agent hereunder without the written consent of the Placement Agent.
7.5
Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Placement Securities) may be transferred or assigned without the prior written consent of the other parties hereto (other than the Placement Securities acquired hereunder, if any, and then only in accordance with this Subscription Agreement); provided, that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided, that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further, that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.
7.6
Benefit.
7.6.1
Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns; provided, however, each of the parties hereby agrees that the Placement Agent is an intended third party beneficiary of this Subscription Agreement, including the representations and warranties of the parties.
7.7
Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the Laws of the State of New York, without giving effect to the principles of conflicts of law thereof.
7.8
Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of any court of the State of New York located in the Borough of Manhattan or the United States District Court for the Southern District of New York (together, the “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by New York law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 7.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 7.8, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.
7.9
Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
7.10
No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.11
Remedies.
7.11.1
The parties agree that irreparable damage would occur if this Subscription Agreement was not performed or the Closing is not consummated in accordance with its specific terms or was otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 7.8, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 7.11 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
7.11.2
The parties acknowledge and agree that this Section 7.11 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.
7.12
Survival of Representations and Warranties. All representations and warranties made by the parties hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.
7.13
No Broker or Finder. Each of the Issuer and Subscriber agrees to indemnify and hold the other parties hereto harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.
7.14
No Liability. Subscriber agrees that none of the Placement Agent, its affiliates or any of its or their control persons, officers, directors or employees, shall be liable to it (including in contract, tort, under federal or state securities laws or otherwise), or have any liability or obligation to Subscriber, or any person claiming through Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Placement Securities, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with Subscriber’s purchase of the Placement Securities. On behalf of Subscriber and its affiliates, Subscriber releases the Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to the offering. Subscriber agrees not to commence any litigation or bring any claim against the Placement Agent in any court or any other forum which relates to, may arise out of, or is in connection with, the offering. This undertaking is given freely and after obtaining independent legal advice.

7.15
Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.
7.16
Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.
7.17
Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.
7.18
Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.
8.
Cleansing Statement; Disclosure.
8.1
The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements. Following the filing of the Disclosure Document, no Subscriber shall be in possession of any material non-public information concerning the Issuer disclosed to Subscribers by the Issuer or any of its subsidiaries, or any of their respective officers, directors, employees, affiliates or agents, including, without limitation, the Placement Agent, in connection with the transactions contemplated by this Subscription Agreement or the Other Subscription Agreements. In addition, effective upon the issuance of such Disclosure Document, except as may otherwise be agreed with Subscriber, without Subscriber’s prior written consent (email being sufficient), the Issuer acknowledges and agrees not to provide material, non-public information to Subscriber and that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Issuer, any of its subsidiaries or any of its officers, directors, agents, employees or affiliates on the one hand, and the Subscriber or any of its affiliates on the other hand, shall terminate and be of no further force or effect. The Issuer understands and confirms that Subscriber shall be relying on the foregoing covenant in effecting transactions in securities of the Issuer. If the Company does provide material, non-public information or confidential or proprietary information to Subscriber without Subscriber’s written consent, the Issuer shall promptly file such information with the SEC pursuant to a Current Report on Form 8-K and the Subscriber shall not be subject to any duty of confidentiality contained herein with respect to such information.
8.2
Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by the Issuer with the Commission in connection with the offering contemplated by this Subscription Agreement as and to the extent required by the federal securities laws or the Commission or any other securities authorities, and (y) any other documents or communications provided by the Issuer to any governmental authority or to securityholders of the Issuer, in each case, as and to the extent required by applicable law or the Commission or any other governmental authority, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Issuer, a copy of this Subscription Agreement. Other than as set forth in the immediately preceding sentence, without Subscriber’s prior written consent, the Issuer will not use or disclose the name of Subscriber or its affiliates or advisors or any information relating to Subscriber or this Subscription Agreement, other than to the Issuer’s lawyers, independent accountants and to other advisors and service providers who reasonably require such information in connection with the provision of services to such person, are advised of the confidential nature of such information and are obligated to keep such information confidential. Without Subscriber’s prior written consent, Issuer shall not use the name of Subscriber or any of its affiliates or advisors in any press release issued in connection with the Transactions. Subscriber will promptly provide any information reasonably requested by the Issuer for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).
9.
Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement, in making its investment or decision to invest in the Issuer. Subscriber agrees that no other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of shares of the Placement Securities (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) shall be liable to any other Subscriber pursuant to this Subscription Agreement or any other agreement related to the offering of the Placement Securities for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Placement Securities hereunder.
9.1
Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s common stock and until the third anniversary of the Closing Date, the Issuer agrees to:
9.1.1
make and keep public information available, as those terms are understood and defined in Rule 144;
9.1.2
file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

9.1.3
furnish to Subscriber, promptly upon request, (x) a written statement by the Issuer, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (y) a copy of the most recent annual or quarterly report of the Issuer and such other reports and documents so filed by the Issuer and (z) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.
10.
Legend Removal
10.1.1
Certificates or book-entries evidencing the Placement Securities shall not contain any legend, (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Placement Securities pursuant to Rule 144, (iii) if such Placement Securities are eligible for sale under Rule 144 or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Issuer shall cause its counsel to issue a legal opinion to the Transfer Agent or the Subscriber promptly after the effective date of the Registration Statement if required by the Transfer Agent to effect the removal of the legend hereunder. If requested, the Issuer shall provide a copy of such legal opinion to the Transfer Agent to the Subscriber. The Issuer agrees that following the effective date of the Registration Statement or at such time as such legend is no longer required under this Section 10.1 it will, no later than two (2) trading days following the delivery by Subscriber to the Issuer or the Transfer Agent of (i) a certificate, book entry statement or other instrument representing Placement Securities, as the case may be, issued with a restrictive legend and (ii) an executed representation letter from Subscriber in customary form as may be reasonably required in accordance with applicable law in connection therewith (such date, the “Legend Removal Date”), deliver or cause to be delivered to such Subscriber a certificate, book entry statement or other instrument representing such Subscriber’s Placement Securities that is free from all restrictive and other legends. The Issuer may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 10.1. Certificates, book entry statements or other instruments for Placement Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Subscriber by crediting the account of the Subscriber’s prime broker with the Depository Trust Company System as directed by such Subscriber.
10.1.2
Each Subscriber, severally and not jointly with the other Subscribers, agrees with the Issuer that such Subscriber will sell any Placement Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Placement Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein and this Subscription Agreement, and acknowledges that the removal of the restrictive legend from certificates representing Placement Securities as set forth in this Section 8.2 is predicated upon the Issuer’s reliance upon this Subscription Agreement.
10.1.3
In addition to such Subscriber’s other available remedies, the Issuer shall pay to a Subscriber, in cash, (i) as partial liquidated damages and not as a penalty, for each $1,000 of Placement Securities (based on the volume weight average price of the common stock on the Legend Removal Date) for which the restrictive legend has not been removed pursuant to Section 10.1.1, $10 per trading day (increasing to $20 per trading day five (5) trading days after the Legend Removal Date) for each trading day after the Legend Removal Date until such certificate or book entry statement is delivered without a legend and (ii) if the Issuer fails to (a) issue and deliver (or cause to be delivered) to a Subscriber by the Legend Removal Date a certificate or book entry statement representing the Placement Securities that are free from all restrictive and other legends and (b) if after the Legend Removal Date such Subscriber purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of all or any portion of the number of shares of common stock, or a sale of a number of shares of common stock equal to all or any portion of the number of shares of common stock that such Subscriber anticipated receiving from the Issuer without any restrictive legend, then, an amount equal to the excess of such Subscriber’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of common stock so purchased (including brokerage commissions and other out-of-pocket expenses, if any) (the “Buy-In Price”) over the product of (A) such number of shares that the Issuer was required to deliver to such Subscriber by the Legend Removal Date multiplied by (B) the lowest closing sale price of the common stock on any trading day during the period commencing on the date of the delivery by such Subscriber to the Issuer of the applicable Placement Securities and ending on the date of such delivery and payment under this Section 10.1.3.
10.2
Listing of Common Stock. The Issuer hereby agrees to use best efforts to maintain the listing or quotation of the common stock on the Trading Market on which it is currently listed, and prior to the Closing, the Issuer shall have applied to list or quote all of the Placement Securities on such Trading Market. The Issuer further agrees, if the Issuer applies to have the common stock traded or quoted on any other Trading Market, it will then include in such application all of the Placement Securities, and will take such other action as is necessary to cause all of the Placement Securities to be listed or quoted on such other Trading Market as promptly as possible. During the Effectiveness Period, the Issuer will then take all action reasonably necessary to continue the listing and trading of its common stock on a Trading Market and will comply in all respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. The Issuer agrees to maintain the eligibility of the common stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.
10.3
Discontinued Disposition. By its acquisition of Placement Securities, each Subscriber agrees that, upon receipt of a notice from the Issuer of the occurrence of any event of the kind described in Section 4.2.2(b) through (d), such Subscriber will forthwith discontinue disposition of such Placement Securities under a Registration Statement until it is advised in writing (the “Advice”) by the Issuer that the use of the applicable prospectus (as it may have been supplemented or amended) may be resumed. The Issuer will use its best efforts to ensure that the use of the prospectus may be resumed as promptly as is practicable. The Issuer agrees and acknowledges that any periods during which the Subscriber is required to discontinue the disposition of the Placement Securities hereunder shall be subject to the provisions of Section 2(d).

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

DEFI DEVELOPMENT CORP.
By:
Name: Joseph Onorati
Title: Chief Executive Officer

Accepted and agreed this            day of           , 2025.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:
By: Name: Title:	By: Name: Title:
Name of Subscriber:	Name of Joint Subscriber, if applicable:
(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)
Name in which securities are to be registered (if different from the name of Subscriber listed directly above):
Email Address:
If there are joint investors, please check one:
☐ Joint Tenants with Rights of Survivorship ☐ Tenants-in-Common ☐ Community Property
Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:
Attn:	Attn:
Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Placement Shares subscribed for:

Aggregate Purchase Price for the Placement Shares: $ .

Aggregate Number of Placement Pre-Funded Warrants subscribed for:
Aggregate Purchase Price for the Placement Pre-Funded Warrants:

Aggregate Purchase Price for the Placement Securities: $ .

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the wire instructions.

Section 16 Exercise Limitation in Pre-Funded Warrant Election:

☐ 4.99% ☐ 9.99% ☐ Other: _____

Opt out of Section 16 Exercise Limitation in Pre-Funded Warrant (CHECK IF SUBSCRIBER HAS OPTED OUT OF LIMITATION): ☐

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A. QUALIFIED INSTITUTIONAL BUYER STATUS
(Please check the applicable subparagraphs):

☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

☐ We are subscribing for the Placement Securities as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B. INSTITUTIONAL ACCREDITED INVESTOR STATUS
(Please check the applicable subparagraphs):

☐ We are an institutional “accredited investor” (as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

*** AND ***

C. AFFILIATE STATUS
(Please check the applicable box) SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐ Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐ Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐ Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐ Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐ Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐ Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐ Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000; or

☐ Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D.

Exhibit A

[Form of Pre-Funded Warrant]